SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
January 8, 2006

RONCO CORPORATION
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-27471	84-1148206
(Commission File Number)	(IRS Employer Identification Number)

21344 Superior Street, Chatsworth, CA 91311
(Address of Principal Executive Offices)

Registrant’s telephone number (818) 775-4602

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 1.01  Entry into a Material Definitive Agreement

On January 8, 2006, we entered into a distribution agreement with Interglobal International Limited (“Interglobal”), whereby Interglobal will serve as the exclusive distributor of certain of our products in certain territories in Europe, Canada, Africa, The Middle East, Latin America and Asia. As compensation we will pay Interglobal a service fee equal to five percent of sales of our products attributable to Interglobal or Interglobal’s sub-distributors. We will also pay a finder’s fee equal to two and a half percent of sales made directly to companies introduced to us by Interglobal. The agreement provides that Interglobal shall not be allowed to add more than 10 percent to the wholesale price of our products, exclusive of applicable value added tax. The agreement has a term of 12 months from the date of the agreement. Either party may terminate the agreement by written notice to the other party upon the occurrence of certain conditions.

EXHIBIT INDEX

The following Exhibits are filed herewith:

Exhibit	Description

10.21	Interglobal Distribution Agreement dated January 8, 2006 between Ronco Corporation and Interglobal International Limited.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RONCO CORPORATION

Date: January 9, 2006	By: /s/ Richard F. Allen, Sr.
Richard F. Allen, Sr. President and Chief Executive Officer